EXHIBIT 1.1

INVESCO UNIT TRUSTS TAXABLE INCOME SERIES 634

TRUST AGREEMENT

Dated: September 17, 2020

This Trust Agreement among Invesco Capital Markets, Inc., as Depositor, The Bank of New York Mellon, as Trustee, ICE Data Pricing & Reference Data, LLC, as Evaluator, and Invesco Investment Advisers LLC, as Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Standard Terms and Conditions of Trust For Invesco Unit Trusts, Taxable Income Series, Effective for Unit Investment Trusts Established On and After December 10, 2012 (Including Invesco Unit Trusts, Taxable Income Series 429 and Subsequent Series)” (the “Standard Terms and Conditions of Trust”) and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

PART I

STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

PART II

SPECIAL TERMS AND CONDITIONS OF TRUST

The following special terms and conditions are hereby agreed to:

1.               The Bonds listed in the Schedule hereto have been deposited in trust under this Trust Agreement.

2.               The fractional undivided interest in and ownership of the Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under “Summary of Essential Financial Information—General Information—Number of Units” in the Prospectus Part I for such Trust.

3.               The term “First Settlement Date” shall mean the date set forth in footnote 3 under “Summary of Essential Financial Information” in the Prospectus Part I for the Trust.

4.               The term “Monthly Distribution Date” shall mean the “Distribution Dates” set forth under “Summary of Essential Financial Information—Estimated Distributions” in the Prospectus Part I for the Trust.

5.               The term “Monthly Record Date” shall mean the “Record Dates” set forth under “Summary of Essential Financial Information—Estimated Distributions” in the Prospectus Part I for the Trust.

6.               All references in the Standard Terms and Conditions of Trust to “Standard & Poor’s Securities Evaluations, Inc.” are hereby changed to “ICE Data Pricing & Reference Data, LLC.”

7.               All references in Section 3.05(f) of the Standard Terms and Conditions of Trust to distributions by mail are hereby deleted.

8.               The Depositor’s annual compensation rate described in Section 3.15 and the Supervisor’s annual compensation rate described in Section 4.01 collectively shall be that amount set forth under the section entitled “Summary of Essential Financial Information—Expenses—Supervisory, bookkeeping and administrative services fee” in the Prospectus Part I for the Trust.

9.               The Trustee’s annual compensation as set forth under Section 7.04 shall be that amount set forth under the section entitled “Summary of Essential Financial Information—Expenses—Trustee’s Fee” in the Prospectus Part I for the Trust.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed, all as of the day, month and year first above written.

INVESCO CAPITAL MARKETS, INC.

By:	/s/ CRAIG S. FALDUTO Executive Director, Investment Research

INVESCO INVESTMENT ADVISERS LLC

By:	/s/ CRAIG S. FALDUTO Executive Director

ICE DATA PRICING & REFERENCE DATA, LLC

By:	/s/ MARK HECKERT Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ JOANNA YEDREYESKI Vice President

SCHEDULE A TO TRUST AGREEMENT

SECURITIES INITIALLY DEPOSITED
IN
INVESCO UNIT TRUSTS TAXABLE INCOME SERIES 634

[Incorporated herein by this reference and made a part hereof is the “Portfolio” schedule as set forth in the Prospectus.]